As Filed with the Securities and Exchange Commission on October 20, 2000
                                                 Registration No. 333-__________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933
                        APPLIED DIGITAL SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

                                    MISSOURI
                         (State or other jurisdiction of
                         incorporation or organization)

                                   43-1641533
                                (I.R.S. Employer
                              Identification No.)

                          400 Royal Palm Way, Suite 410
                            Palm Beach, Florida 33480
                                 (561) 366-4800
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

            Applied Digital Solutions, Inc. 1999 Flexible Stock Plan
                            (Full title of the Plan)

                              Garrett A. Sullivan
                         Applied Digital Solutions, Inc.
                        400 Royal Palm Way, Suite 410
                              Palm Beach, Florida 33480
                                 (561) 366-4800
                              Fax: (561) 366-0002
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all correspondence to:

         David I. Beckett, Esq.                     Denis P. McCusker, Esq.
             General Counsel                             Bryan Cave LLP
     Applied Digital Solutions, Inc.                One Metropolitan Square
      400 Royal Palm Way, Suite 410              211 North Broadway, Suite 3600
        Palm Beach, Florida 33480                St. Louis, Missouri 63102-2750
             (561) 366-4800                              (314) 259-2000
           Fax: (561) 366-0002                        Fax: (314) 259-2020

                         CALCULATION OF REGISTRATION FEE
==============================================================================================
Title of Each Class         Amount        Proposed Maximum     Proposed Maximum    Amount of
of Securities to be         to be          Offering Price         Aggregate       Registration
     Registered         Registered(1)(2)     Per Unit(3)       Offering Price(3)      Fee
==============================================================================================
 Common Stock, $.001
 par value per share      9,587,019            $3.225             $30,918,136       $8,163
==============================================================================================

(1) This registration statement registers an additional 9,587,019 shares of the same class as other securities for which a registration statement filed on this form relating to the same employee benefit plan is effective. We previously registered (a) 5,000,000 shares of common stock on December 8, 1999, Registration No. 333-92327 pursuant to the Applied Digital Solutions, Inc. 1999 Flexible Stock Plan, and (b) 2,412,981 shares of common stock on March 3, 2000, Registration No. 333-31696 pursuant to the Applied Digital Solutions, Inc. 1999 Flexible Stock Plan, and therefore, we will have an aggregate of 17,000,000 shares registered pursuant to the Applied Digital Solutions, Inc. 1999 Flexible Stock Plan upon the effectiveness of this registration statement.

(2) This Registration Statement also relates to such indeterminate number of additional shares as may be issuable pursuant to the anti-dilution provisions of the Applied Digital Solutions, Inc. 1999 Flexible Stock Plan.

(3) Pursuant to Rule 457(c) and (h), the proposed offering price and registration fee have been calculated on the basis of the average of the high and low trading prices for the Common Stock for the five day period ended October 16, 2000 as reported on the Nasdaq National Market.

================================================================================

     This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on this form relating to the same employee benefit plan is effective. Consequently, pursuant to General Instruction E to Form S-8, the contents of the Registration Statement filed by Applied Digital Solutions, Inc. on December 8, 1999, Registration No. 333-92327, and the contents of the Registration Statement filed by Applied Digital Solutions, Inc. on March 3, 2000, Registration No. 333-31696, are incorporated by reference into this Registration Statement.



Item 8.  Exhibits.

         Exhibit No.    Description

            4.1 Applied Digital Solutions, Inc. 1999 Flexible Stock Plan (As Amended Through September 1, 2000)

            5.1 Opinion of Bryan Cave LLP regarding the validity of the common stock

           23.1         Consent of PricewaterhouseCoopers LLP

           23.2         Consent of Rubin, Brown, Gornstein & Co. LLP

           23.3         Consent of Arthur Andersen LLP

           23.4         Consent of Grant Thornton LLP

           23.5         Consent of Di Pesa & Company

           23.6         Consent of Bryan Cave LLP (included in Exhibit 5.1)

           24.1         Power of Attorney (included on signature page)

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach, State of Florida, on October 19, 2000.


                                        APPLIED DIGITAL SOLUTIONS, INC.


                                        By:  /S/ DAVID A. LOPPERT
                                           -------------------------------------
                                             David A. Loppert, Vice President,
                                                  Chief Financial Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Garrett A. Sullivan and David A. Loppert, and each of them (with full power to each of them to act alone), the true and lawful attorney in fact and agent for the undersigned, to act on behalf of and in the name of the undersigned in connection with this Registration Statement, including the authority to sign any amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), and each such person ratifies and confirms all that said attorneys in fact and agents may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                          Title                          Date

                                 Chairman of the Board of
                                  Directors, Chief Executive
    /S/ Richard J. Sullivan       Officer and Secretary (Principal
-------------------------------   Executive Officer)                  October 19, 2000
     (Richard J. Sullivan)

    /S/ Garrett A. Sullivan      President and Director (Principal
-------------------------------  Operating Officer)                   October 19, 2000
     (Garrett A. Sullivan)

    /S/ David A. Loppert         Vice President, Chief Financial
-------------------------------   Officer                             October 19, 2000
       (David A. Loppert)

    /S/ Lorraine M. Breece       Chief Accounting Officer             October 19, 2000
-------------------------------
      (Lorraine M. Breece)

    /S/ Richard S. Friedland     Director                             October 19, 2000
-------------------------------
      (Richard S. Friedland)

    /S/ Arthur F. Noterman       Director                             October 19, 2000
-------------------------------
      (Arthur F. Noterman)

    /S/ Daniel E. Penni          Director                             October 19, 2000
-------------------------------
       (Daniel E. Penni)

    /S/ Angela M. Sullivan       Director                             October 19, 2000
-------------------------------
      (Angela M. Sullivan)

    /S/ Constance K. Weaver      Director                             October 19, 2000
-------------------------------
     (Constance K. Weaver)


                                  EXHIBIT INDEX


         Exhibit No.    Description

            4.1 Applied Digital Solutions, Inc. 1999 Flexible Stock Plan (As Amended Through September 1, 2000)(incorporated herein by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-3 (File No. 333-47996) filed with the Securities and Exchange Commission on October 16, 2000)

            5.1 Opinion of Bryan Cave LLP regarding the validity of the common stock

           23.1         Consent of PricewaterhouseCoopers LLP

           23.2         Consent of Rubin, Brown, Gornstein & Co. LLP

           23.3         Consent of Arthur Andersen LLP

           23.4         Consent of Grant Thornton LLP

           23.5         Consent of Di Pesa & Company

           23.6         Consent of Bryan Cave LLP (included in Exhibit 5.1)

           24.1         Power of Attorney (included on signature page)